                                                                    EXHIBIT 10.2

                                 LEASE AGREEMENT
                                  (Commercial)
                                 ICE RINK TRACT

     THIS LEASE  AGREEMENT  is made and entered  into to be  effective as of the
22nd day of  April,  1994,  by and  between  the TOWN OF  JACKSON,  a  Municipal
Corporation of the State of Wyoming,  of P.O. Box 1687,  Jackson,  Wyoming 83001
("Landlord"),  and SNOW KING RESORT CENTER, INC., a Wyoming corporation, of P.O.
Box SKI, Jackson, Wyoming 83001 ("Tenant").

                                   WITNESSETH:

     WHEREAS,  Landlord is the owner of that certain parcel of real property and improvements  described  generally as the Ice Rink Tract,  as more  particularly described  on Exhibit  "A"  attached  hereto and by this  reference  made a part hereof (the "Leased Premises"), reserving unto the Landlord the right to exclude the cemetery access roadway which shall be for mutual use by Landlord and Tenant and Snow King Resort, Inc., as the "SKI Shelter Tenant"; and

     WHEREAS,  the parties hereto desire to enter into a written lease agreement providing the terms,  covenants and  conditions  for the occupancy of the Leased
Premises by Tenant; and

     WHEREAS,  the  parties  agree that any other  leases  between  the  parties concerning this property are revoked and are superseded by this document.

     NOW,  THEREFORE,  in  consideration  of the mutual  covenants,  agreements, undertakings and benefits to the parties, the parties agree as follows:

     1. Lease Of Leased Premises.  Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Leased  Premises,  including  that part of the improvements  thereon outlined in red on Exhibit "B" attached hereto,  according to the terms and conditions of this Lease.

     2. Term Of Lease.  The term of the Lease shall be for a term of thirty (30)
years,  commencing  June 1, 1993 and  terminating  May 31,  2023  unless  sooner terminated or extended under the provisions of the Lease.

     3. Rent And Payment.  Tenant  covenants and agrees to pay Landlord,  during the term of the Lease, as follows:

          (a)  Base  Rent.  Tenant  shall  pay on the  first  day of each  month commencing  February 1, 1994, for five monthly  payments  (through June 30,
     1994),  the sum of Thirty Three  Thousand Two Hundred and Fifty six Dollars
     ($33,256.00) each month.  Thereafter,  Tenant shall pay on the first day of each  month  commencing  on July 1,  1994,  a sum  equal to  principal  and interest  payments  required to amortize and retire over a thirty (30) year period a loan from Wyoming Farm Loan Board in an initial  principal  amount not to exceed One Million Six Hundred  Sixty-Three  Thousand  Five  Hundred
     Dollars ($1,663,500.00) with an interest rate of eight and one-half percent
     (8  1/2%)  per  annum  but not to  exceed  Twelve  Thousand  Seven  Hundred
     Ninety-One Dollars ($12,791.00) per month or such lesser amount as shall be required from time to time to amortize the loan obtained for the purpose of building the indoor ice skating facility on the Ice Rink Tract as described above. In the event the Town, in its sole discretion,  refinances this loan and obtains a lower rate of  interest,  the Tenant shall be allowed to have its rate of interest lowered to the same.

          Tenant shall have the right to pay the  principal  balance on the loan from the Wyoming Farm Loan Board (in the initial  amount of One Million Six
     Hundred and Sixty Three Thousand Five Hundred  Dollars  ($1,663,500.00)  as
     evidenced on the loan amortization schedule attached hereto as Exhibit "E", at any time during the term of this .lease without  penalty of any kind. If
     Tenant exercises this option of prepayment,  the base rent shall be reduced to One Hundred  Dollars  ($100.00)  per month,  commencing  the month after payment in full has been made.

          (b)  Supplemental  Rent. Based on Gross Revenue in accordance with the schedule  attached  hereto as Exhibit "D" and by this reference made a part hereof.  Gross  Revenue  shall  include not only those  revenues  listed on
     Exhibit "D" but any and all revenues  derived from the facilities or use of facilities  constructed or based upon the leased  premises after  deducting therefrom only sales and use or like taxes.  Tenant shall keep accurate and complete  accounting records kept in accordance with applicable  accounting standards.  Tenant shall  provide to Landlord an  accounting  for all Gross
     Revenues  within ninety (90) days of the close of each calendar year during the term of this Lease or within ninety (90) days following the termination of this  Lease,  whichever  date is later.  At the time of  delivery of the annual  accounting,  Tenant shall also tender any and all supplemental rent due and owing as evidenced by the  accounting  provided.  Landlord shall be entitled to, at Landlord's  expense,  have conducted or conduct an audit of
     Tenant's  books and records to  determine  the  accuracy of the  accounting provided  by  Tenant.  In the event  such  audit  shall  reveal  additional supplemental  rent due, Tenant shall immediately pay such supplemental rent but Tenant shall have the option of  requesting,  at Tenant's  expense,  an independent  third  party audit to confirm the amount due. In the event the audit shall  reveal  supplemental  rent  underpayment  of greater than five percent (5%) of the total  supplemental rent paid for that year, all audits shall be conducted at the expense of Tenant.  This  requirement for payment of  supplemental  rent shall survive the  termination  of the Lease for the purposes of collecting  supplemental rent due and owing through the date of termination of this Lease.

          (c) Additional  Rent. In addition to the rent required of Tenant under subparagraphs (a) and (b), Tenant shall be required to pay the sum of Sixty
     Four  Thousand  Seventy  Five  Dollars  ($64,075.00),  which  the  Landlord acknowledges  has previously been paid by Tenant.  In addition,  the Tenant shall be required to pay the principal sum of One Hundred and Seventy Three
     Thousand Eight Hundred and Forty Three Dollars  ($173,843.00) plus interest on said  principal  amount at a base rate of eight and one half  percent (8
     1/2%) per annum,  based upon an  amortization  schedule  attached hereto as
     Exhibit "E", which monthly payment shall commence June 1, 1993 and continue for the  following  one  hundred and twenty  months.  Tenant has a right of prepayment on this principal balance at any time without penalty.

          In addition to the rent  required of Tenant,  Tenant  shall be jointly and severally  responsible with Snow King Resort,  Inc. (the Tenant for the
     Ski Shelter premises) for paying, in regular monthly installments,  1/120th monthly,  of the  total  amount  of  additional  rent  for the Ski  Shelter building and premises.

          The additional  rental  payments due under this Lease  Agreement shall terminate  with the 120th monthly  rental  installment  and  thereafter the rental  installments  shall revert to those rentals  reserved in paragraphs
     33(a) and (b) of this Lease.

          Rent payments shall commence in accordance with the foregoing schedule and shall  continue  each month  thereafter,  and shall be made  payable to
     Landlord as follows:  Town of Jackson,  Wyoming,  P.O.  Box 1687,  Jackson,
     Wyoming 83001 until directed otherwise.

     4.  Security For Rental  Payments.  The Tenant shall  provide the following security for the rental payments described in section 3(a), (b) and (c):

          (a)  S K  Land,  a  Wyoming  Limited  Liability  Company,  hereinafter referred to as "S K Land", will be a guarantor of all rental payments.  S K
     Land shall submit a financial  statement to the Landlord at the time of the execution  of this  Agreement.  The  parties  acknowledge  that S K Land is purchasing  real  property  legally  described in Exhibit "F", and commonly known as the "Love Property" under a real estate contract. This property is hereinafter referred to as the "Love Property". S K Land agrees to promptly pay when due all  indebtedness  on this real estate  contract,  and pay the remaining  indebtedness thereon on or before February 1, 1995. On or before
     February 1, 1995, Tenant, at its option,  shall do either of the following, described as (1) or (2) :

               (1) S K Land shall utilize the Love  Property as  collateral  for the obligations of this lease, with Landlord as Mortgagee and with the amount  being  mortgaged  equal to one (1) year's  lease  base  rental payments,  excluding only  supplemental  rent.  Landlord agrees it may take a second  position  behind  any bank on this  mortgage.  S K Land agrees to this encumbrance on the Love Property, on or before February
          1, 1995.

               (2) Tenant  shall  provide to Landlord an  irrevocable  Letter of
          Credit  that may be drawn on a bank in Teton  County,  Wyoming,  in an amount equal to one (1) year's lease base rental  payments,  excluding only  supplemental  rent.  Draws  on the  Letter  of  Credit  shall be conditioned  upon Tenant's  failure to pay rental  payments within ten
          (10) days of written notice of default.  Landlord shall be entitled to draw on the Letter of Credit to make rental  payments  not paid within the  applicable  cure period and the Letter of Credit shall be renewed and increased after any such draw to the original  principal amount of the letter.  This Letter of Credit shall be renewed  annually not less than  thirty (30) days prior to each  anniversary  date of the initial commencement  date of the  term of  this  lease  until  all  terms  in condition (c) of this section are in full compliance.

          (b) In the event of default,  pursuant to Section  19,  Tenant  agrees that Landlord shall retain as its sole and separate  property,  any and all fixtures  Tenant  has placed  and/or  installed  in the Ice Rink  facility, including but not limited to all assets listed on Exhibit "G".

          (c) On or before September 15, 1996, Snow King Resort, Inc., a Wyoming corporation,  shall, at the Tenant's option, either become the guarantor of all Tenant's  obligations as defined in this lease or shall, by assignment, become the Tenant of this lease, and be responsible,  with Snow King Resort
     Center,  Inc., for all the  obligations of the Tenant as described  herein.
     Snow King Resort,  Inc.  hereby agrees to become a guarantor of all Tenants obligations  or to accept an assignment of lease and to become  responsible for Tenant's  obligations under this lease on or before September 15, 1996.
     At such time, S K Land shall be released  from further  liability in regard to this lease.

     5. Late Rent  Charges.  In the event the monthly rent payments are not paid within ten (10) days of the due date,  a late charge of two percent  (2%) of the delinquent  payment  shall  be paid by  Tenant.  Additionally,  said  late  rent payments  shall  automatically  accrue  interest at an interest rate of eighteen percent (18%) from the due date,  which accrual of interest shall continue until the rent payment,  together with accrued interest,  is paid. Such interest shall begin to accrue  automatically  on all delinquent rent payments (not paid within the ten (10) day grace period) and shall be payable on demand  without notice to
Tenant.

     6. Use Of The  Leased  Premises.  The use of the Leased  Premises  shall be restricted  to  skating  activities,  conventions,  exhibit  hall  and  food and beverage  services  only and  other  events if  approved  by the  Landlord.  Any nonskating event with a projected  attendance of 500 or more is deemed a special event,  requiring  the Tenant to obtain a special  event plan as prepared by the
Landlord.  The  Tenant  will  present  the  special  event  plan  to the  Police
Department  and the Fire  Marshall.  Both of these  departments  need to respond within five (5) working days to the Tenant as to whether the plan is approved or denied or if there are measures needed to mitigate any impacts.  If the Landlord has not  responded  within  five (5)  days,  the  event is  deemed  approved  as presented.  If either the Police  Department or Fire  Marshall  denies the event within the five day period,  it is deemed  denied.  Tenant  must submit  seating plans or other  arrangements of the room with the special event plan. The events known as the Fireman's Ball,  Christmas  Bazaar,  Halloween Party, the Snow King
Hill Climb and New Year's  Eve Party are deemed  approved,  subject to review by the Police and Fire Marshall for conformance  with their rules and  regulations.
Tenant shall use and allow the use of the Leased  Premises only for the purposes not prohibited by the laws, regulations,  covenants and ordinances of the United
States, State of Wyoming, Teton County and the Town of Jackson.

     Tenant shall have the right, so long as Tenant has a valid license from the
Town of Jackson,  to sell alcoholic and/or malt beverages in specific  locations from within and upon the Leased Premises in accordance with all conditions which apply to any license,  and must adhere with all applicable  laws of the state of
Wyoming  and  ordinances  of the Town of  Jackson as they may exist from time to time.

     Tenant is authorized to sublease specific portions of the Ice Rink building to Snow King Resort, Inc., with specific  authorization to sell alcoholic and/or malt  beverages.  Any such sublease  shall  require  approval of the Landlord in writing and shall  require that the  sublessee  have a valid liquor  license and that all  operations of the sublessee  shall be strictly in accordance  with all applicable  rules,  regulations,  ordinances and statutes of the Town of Jackson and the State of Wyoming as they may exist from time to time.

     There will be the following restrictions  associated with the dispensing of liquor:

          (a) The  licensee  will not be allowed to sell  package  liquor to the public for off premises consumption.

          (b) During standard operating  functions,  which would be ice skating, and operation as a ski shelter,  the applicant will be allowed to sell beer and wine only.

          (c) Full liquor service be allowed at banquets, parties,  conventions, or special events only.

          (d) The licensee will not operate as a bar or lounge at any time.

          (e) Applicant and Council agree to attach the above conditions on this lease for the reason that this  facility  will allow minors in both the ski shelter area and the ice rink area.

     Tenant  acknowledges that the indoor ice skating rink facility is part of a winter sports complex,  including a ski shelter facility. Tenant shall share the use of all common entry ways, hallways, walkways, parking areas and driveways on a square footage prorata basis with Snow King Resort, Inc., as tenant of the Ski
Shelter  facility.  All costs of maintenance,  utilities and other such expenses for  common  area or jointly  used  spaces  shall be shared on a prorata  square footage  basis  between  Tenant  hereunder  and the  tenants  from  time to time occupying the remainder of the winter sports complex.

     7. Acceptance Of Leased Premises.  Taking possession of the Leased Premises by Tenant shall be conclusive  evidence as against the Tenant that such premises are in good and satisfactory condition when possession of same was taken. Tenant has  inspected  the Leased  Premises  and accepts the same in "as is"  condition subject only to completion of construction and "punch list" items, if any.

     8.  Subordination  To  Mortgage.  This  Lease  shall be and is hereby  made subordinate  to any mortgages or other  security  instruments,  which may now or hereafter  encumber the Leased  Premises,  and to all  renewals,  modifications, consolidations,  replacements  and  extensions  thereof.  This  clause  shall be self-operative  and no further  instrument of subordination  need be required by any mortgagee or security holder. Tenant shall, at Landlord's request,  promptly
execute  any  appropriate  estoppel  certificate,   subordination  agreement  or
instrument that Landlord may reasonably request in this regard.

     9. Taxes And  Assessments.  Landlord shall pay all real estate taxes,  real estate assessments,  and any and all other governmental charges,  assessments or taxes payable in respect to the Leased  Premises or any part thereof  during the term of this Lease. Tenant shall be liable for taxes levied against its personal property, trade fixtures and other property placed by Tenant in, on or about the
Leased Premises.

     10.  Utilities.  Tenant  shall  pay for the use of all the  water,  sewage, electrical, gas, telephone, cable television, garbage and other utility services to or used by and in connection with the Leased Premises, which charges shall be reasonably  apportioned  between Tenant and Snow King Resort, Inc. as Tenant for the Ski Shelter Improvements depicted on Exhibit "B". Tenant shall establish and maintain all utilities accounts in its name.

     11. Repair And Maintenance.  Tenant  acknowledges  that the Leased Premises will be in good repair and working  order.  Tenant  shall,  at its sole expense, except for all Warranty work for new  construction or equipment,  which shall be assigned or accrue to the benefit of Tenant,  maintain the interior and exterior of the Leased Premises (including, without limitation, all electrical,  plumbing and mechanical systems) in as good order and repair as it was at the date of the commencement of this Lease, reasonable wear and tear excepted.  Tenant shall not knowingly  commit or willingly  permit to be committed any act or thing contrary
to  the  rules  and   regulations   of  any   federal,   state,   municipal   or
quasi-governmental   authority.   If  the  Landlord  determines,   in  its  sole
discretion,  that the facility is not being properly  maintained,  it shall give notice to Tenant in writing to repair and/or  maintain the premises.  The Tenant shall have 48 hours in which to correct any minor deficiencies (small repairs or cleaning  inadequacies) and thirty (30) days for larger repairs.  If the repairs and maintenance are not performed to Landlord's satisfaction within the required time  period,  Landlord  may employ  another  person or entity to repair  and/or maintain all or any part of the premises and the Tenant shall be responsible for the payment of all  expenses and costs  related to said repair and  maintenance, which if not paid, shall be deemed a default pursuant to Section 20, below.

     Tenant shall permit  Landlord,  or its  representatives,  to inspect at any time the Leased  Premises  and to make  improvements  to the Leased  Premises as
Landlord may now or hereafter deem to be necessary  and/or  appropriate  for the
Leased Premises. All such improvements shall be done, so far as practicable,  to avoid  interference  with  Tenant's  occupancy  and use of the Leased  Premises, provided  that  Tenant  shall not be entitled to  compensation  for  unavoidable interference with its occupancy and use.

     12.  Alterations.  Landlord  shall  have the right at any time to enter the
Leased  Premises to make such  additions,  repairs or alterations as it may deem necessary or property for the safety,  improvement or preservation of the Leased
Premises.

     Tenant shall make no  alterations  in or  additions to the Leased  Premises without first obtaining the written  consent of the Landlord,  and all additions or improvements made by Tenant shall be deemed a part of the Leased Premises and permanent  structure  thereon and shall remain upon and be surrendered  with the
Leased Premises at the termination of this Lease by lapse of time or otherwise.

     13.  Insurance.  Landlord  shall  maintain  fire  and  extended  "all-risk"
coverage  insurance upon the Leased  Premises,  which shall include the Ice Rink facility and the Ski Shelter  facility.  Such insurance shall be maintained with an insurance company  authorized to do business in Wyoming in an amount not less than Three Million Five Hundred Thousand Dollars ($3,500,000.00) during the term of the Lease for both premises.

     Tenant shall maintain at its expense fire and extended  coverage  insurance on all of its personal  property,  including trade fixtures and on all additions and improvements made by Tenant not required to be insured by Landlord.

     Tenant  shall,  at  Tenant's  expense,  maintain  a policy or  policies  of comprehensive  general liability  insurance with the premiums thereon fully paid on or before due date,  issued by and binding upon an  insurance  company with a
Best  Rating  Guide A plus Class 15 Rating,  such  insurance  to afford  minimum
protection   of  not  less  than  a  single   limit  of  One   Million   Dollars
($1,000,000.00)  in  respect  to  personal  injury  and/or  death to one or more persons and for property damage.  The insurance policy shall name Landlord as an additional  insured  and shall cover all risks  incident to Tenant's  use of the
Leased Premises and business in connection therewith.

     Tenant shall furnish Landlord with certificates and copies of all insurance policies to be  maintained  by Tenant with  evidence of payment of the  premiums thereon.  All such  insurance  policies shall contain a clause or endorsement to the effect that they may not be terminated or materially amended during the term of this Lease except after fifteen (15) days written notice thereof to Landlord.

     14. Assignment. Sublease And Mortgage By Tenant. Tenant shall not assign or create a  security  interest  in,  pledge or  encumber  this Lease or the Leased
Premises,  in whole or in part,  or sublet  the  whole or permit  the use of the whole or any part thereof by any sub-tenant, licensee or concessionaire,  unless
Tenant first  obtains  Landlord's  written  consent,  which  consent will not be unreasonably  withheld.  In  the  event  of  any  such  assignment,  subletting, licensing or granting of a concession, Tenant shall never-the-less remain liable for the  performance  of all the terms,  conditions  and covenants of this Lease
(including, without limitation, the covenant to pay rent).

     15. Required Subleases.  Notwithstanding the provisions of paragraph 15 and in recognition of  contributions  made by the public and public entities towards the  construction  of the  winter  sports  complex  contemplated  by this  Lease
Agreement,  Tenant  shall be  required  as a  condition  of this  Lease to offer subleases which have been approved in writing by Landlord as follows:

          (a) Jackson Youth  Skating.  Inc.  Tenant shall make  available to and offer to Jackson Youth  skating,  Inc.  (JYS) or its  successor  non-profit corporation or organization a sublease for the purpose of making  available to the  youth of the Town of  Jackson  and  Teton  County  the ice  skating facility  contemplated  to be a part of the winter sports  complex which is the subject of this lease, including the following terms and conditions.

               i) The sublease shall require that for each year of the sublease,
          Landlord  will maintain high quality ice from October 22 through March
          22 ("the Skating Season") whether or not Subtenant exercises its right as  specified  below with the dates  being  subject to  adjustment  on agreement between Landlord, Tenant and Subtenant.

               ii) During each skating  Season,  JYS shall agree to pay not less than Twenty  Thousand  Dollars  ($20,000.00)  for ice time during that skating Season and JYS shall have the priority right to use of the ice time  during the periods  from 4:00 p.m. to 8:00 p.m. on each  weekday during the  Skating  Season and from 9:00 a.m.  to 12:00 p.m.  on each
          Saturday and Sunday during the Skating Season  provided that on ninety
          (90) days  notice to JYS,  Tenant  shall  have the  right  during  the
          Skating Season to eliminate the  availability  of ice time on four (4)
          weekend days specified in writing by Tenant provided that Tenant shall then grant to JYS the option of rescheduling  its time on such weekend days to other weekend days of JYS's choice at times  designated by JYS between 9:00 a.m. and 8:00 p.m.

               iii) JYS shall  notify  Tenant of the times it elects to  reserve for a season by the  latter  of 1) the  proceeding  October  1; and 2)
          twenty (20) days after JYS's  notification by Tenant in writing of the need for JYS to make its election,  provided in turn that if JYS fails to make a timely  designation,  Tenant  will  notify JYS in writing of that failure and JYS shall then have another ten (10) days in which to make the designation.

               iv)  Payments for ice time to be made by JYS shall be made at the end of each  month  for  which  ice  time is  reserved.  All ice  time reserved by JYS shall be paid for  regardless of use unless  alternate use is arranged in advance by JYS.

               v) The ice time  rental  payable by JYS shall not  exceed  eighty percent (80%) of the  reasonable  public rate  established  by Tenant, taking into  consideration  the  scheduling  and amount of ice time in question and the demand for  comparable  ice time in Jackson  Hole. In the  event  Tenant  and JYS fail to  agree  on the base  rate or rates payable  by JYS by the  15th  day of  July  preceding  the  season  in question,  Landlord  shall  designate an  arbitrator to make a binding decision with respect to the rate to be charged.

               vi) The  provision  with  regard  to  rental  for ice time may be amended at any time by  agreement  between  Tenant and  Subtenant  for
          "current"  or "next"  season  provided  that  Landlord  shall be given notice in advance of the proposed amendment and shall have thirty (30)
          days  from the date of  receipt  of  notice  in  which to  reject  the proposed amendment.

               vii) All  additional  subleases  for skating  facilities  or uses shall  require the  granting  to bona fide  members of JYS of a twenty percent  (20%)  discount  on such  items  as skate  sharpening,  skate rentals and purchases of skating-related items.

               viii) JYS shall  have the right to sell or lease  advertising  on the boards  surrounding  the hockey rink,  the ice, the Zamboni and on the  scoreboard/clock.  The net proceeds from all such rental  charges shall be used to pay rental for ice time. The Landlord  and/or Tenant, in  Landlord's  discretion,  may  have its  logos  or  other  signs in locations through the complex without compensation to JYS.

               ix) The sublease may include such other terms and  conditions  as the parties specifically, including Landlord, shall mutually agree.

     Other than as stated  above,  Tenant  shall not sublease any portion of the property,  whether the interior or the exterior of the  property,  including the erection of temporary structures,  without the written approval of the Landlord, which approval will not be unreasonably  withheld.  Any approved  sublessee must have a valid liquor license prior to the sale of any alcoholic or malt beverage.

     16. Signs.  Tenant shall have the right to erect and maintain  signs in, on or about the Leased  Premises,  provided,  that same shall comply with governing laws,  regulations,  covenants  and  ordinances of the United  states,  state of
Wyoming,  County of Teton and the Town of Jackson. All such signs must, however, be approved in advance in writing by the Landlord.

     17. Tenant's Covenants. Tenant covenants that it shall:

          (a) During each skating  season,  Tenant shall provide  skating to the public for one public  session two week days per week  between the hours of
     8:00 p.m.  and 10:00  p.m.,  with an option  for a third  night  based upon demand determined by the Landlord.  Tenant shall have the right at any time to increase  public  skating.  During each  skating  season,  Tenant  shall provide at least three (3) hours  skating to the public each  Saturday  and
     Sunday  during the 1:00 p.m. to 10:00 p.m.  time period each day except for the four weekend days as defined in Section 15(a)(ii).  In addition to said four  weekends,  the public  skating may be eliminated due to the Christmas bazaar weekend, the Halloween party weekend and the Firemen's Ball weekend.
     To  accommodate  the  needs of the  Landlord,  the  Tenant  will add  three additional  week days or weekends to the skating season to accommodate  for these three additional events.  This requirement may be excused in the sole discretion of the Landlord. Tenant shall cause to be published a dependable schedule for public skating at the beginning of each skating season.

          (b) The Landlord has the authority to prohibit parking that interferes with safe and  appropriate  use of the center and retains the right to sign and enforce parking  regulations for public safety,  access and appropriate use.  The Tenant is required  to direct and  control all public  parking to conform to the regulations and requirements of the Landlord.

          (c) Comply with all laws, orders,  regulations,  rules, ordinances and covenants of any state or federal  statute or local ordinance or regulation applicable to Tenant and/or its use of the Leased Premises.

          (d) Give to Landlord  prompt written  notice of any accident,  fire or damage occurring on or to the Leased Premises.

          (e) Keep the Leased Premises  sufficiently  heated to prevent freezing of pipes, waterlines and fixtures.

          (f) Keep the Leased Premises  orderly,  clean,  sanitary and free from objectionable odors and insects, vermin, pets, pests and nuisances.

          (g) Do  all  things  reasonable  possible  to  prevent  filing  of any mechanics' or other liens  against the Leased  Premises or any part thereof by reason of work,  labor,  services or  materials  furnished or claimed to have been furnished to Tenant, or anyone holding the Leased Premises or any part  thereof,  through  or under  Tenant.  If any such lien shall be filed against  the Leased  Premises,  Tenant  shall  either  cause the same to be discharged  of record  within twenty (20) days after the date of the filing of same,  or if the  Tenant,  in  Tenant's  discretion  and in good  faith, determines the lien should be contested, Tenant shall furnish such security as may be necessary or required to prevent any foreclosure against Tenant's or  Landlord's  interest in the Leased  Premises.  If Tenant  shall fail to discharge  such  lien  within  such  period,  or fail to  furnish  adequate security,  then in  addition  to any other  right of  remedy  of  Landlord,
     Landlord may but shall not be  obligated  to  discharge  the lien either by paying the amount  claimed to be due or by procuring  the discharge of such lien by obtaining  security or in any other manner.  available to Landlord.
     Nothing herein  contained  shall imply any consent or agreement on the part of  Landlord  to subject  Landlord's  interest  in the Leased  Premises  to liability under any mechanics' or other lien law.

          (h) Repay Landlord,  as additional rent, on demand, all sums disbursed or  deposited  by Landlord  pursuant  to the  provisions  of this  section,
     including  Landlord's  costs,   expenses  and  reasonable  attorneys'  fees
     incurred by Landlord in connection therewith.

          (i) Permit no one other than employees,  agents, servants and business invitees to remain in or loiter upon the Leased Premises.

          (j)  Comply  with all  reasonable  rules and  regulations  that may be established, from time to time, by Landlord. Tenant covenants that it shall not do or suffer to be done anything  objectionable  to the fire  insurance companies,  whereby the fire insurance or any other  insurance now in force or hereafter to be placed on the Leased  Premises or any part thereof shall become void or suspended,  or be rated as a more hazardous risk than at the date when Tenant receives possession  hereunder.  In the event of breach of this covenant, in addition to all other remedies of Landlord,  Tenant shall pay to Landlord as additional rent any increase in insurance premiums.

     18. Landlord's  Covenants Of Quiet Enjoyment.  The Landlord  covenants that the Tenant,  upon paying the rentals and  performing the covenants upon its part to be performed  herein,  shall peacefully and quietly have, .hold and enjoy the
Leased Premises during the term hereof.

     19. Damage Or Destruction To Leased Premises.  If the Leased Premises shall be  damaged by fire,  the  elements,  unavoidable  accident  or other  casualty, without the fault or  negligence  of Tenant,  or Tenant's  servants,  employees, agents, visitors,  licensees,  invitees or sub-tenants,  and the Leased Premises are not thereby  rendered  untenantable in whole or in part,  Landlord shall, at its expense, cause such damage to be repaired, and the rent shall not be abated.
If,  by  reason  of such  occurrence,  the  Leased  Premises  shall be  rendered untenantable  only in part,  Landlord  shall  promptly  cause  the  damage to be
repaired  and  the  rent,  during  such  period  of  repair,   shall  be  abated
proportionately to the portion of the Leased Premises rendered untenantable. If, by reason of such  occurrence,  the Leased  Premises  shall be  rendered  wholly untenantable,  Landlord  shall cause such  damage to be  repaired  and the rent, during  such  period of  repair,  shall be abated  in whole.  There  shall be no extension of the term of this Lease by reason of such abatement. Notwithstanding the  foregoing  provisions,  if the Leased  Premises  shall be  rendered  wholly untenantable  by reason of such  occurrence  and the Leased  Premises  cannot be repaired  within six (6) months  from the date such damage  occurs,  Landlord or
Tenant shall, at their option, have the right to declare the balance of the term of this Lease to be null and void.

     If any such damage or destruction occurring to the Leased Premises, whether partial or complete, shall occur as the result of the fault or any negligence of
Tenant or Tenant's servants,  employees, agents, business invitees, licensees or sub-tenants,  there shall be no  apportionment  or  abatement of rent during the term of this Lease.

     20.  Default  By Tenant.  The Tenant  agrees to  observe  and  perform  the conditions  and  covenants set forth in this Lease,  and further  agrees that if default be made in the payment of any rent and such  payment  default  continues for ten (10) days  following the due date for such  payment,  or if Tenant shall fail to observe or perform any of the other  conditions  or  covenants  and such other default shall continue for more than thirty (30) days after written notice of such default, then and in that event, and as often as the same may happen, it shall be lawful for Landlord, at its election,  with or without previous notice, to  terminate  this  Lease or to  re-enter  and  repossess  itself of the Leased
Premises without termination, with or without legal proceeding, using such force as may be necessary,  and to remove therefrom any personal property belonging to
Tenant  without  prejudice to any claim for rent or for breach of the  covenants hereof,  or without being guilty of any manner of trespass or forcible entry and detainer.  The foregoing described rights shall be non-exclusive and shall be in addition to any and all of the rights and remedies Landlord may have pursuant to governing law.

     21. Payment After  Termination.  No payments of money by Tenant to Landlord after the  termination  of this Lease,  in any manner or after the giving of any notice by Landlord  to Tenant  shall  reinstate,  continue or extend the term of this  Lease or affect any notice  given to Tenant  prior to the  payment of such money.

     22.  Abandonment Of Leased Premises.  If Tenant shall abandon or vacate the
Leased  Premises  before  the  end of the  term of this  Lease,  or if  Landlord re-enters  the Leased  Premises  without  termination,  the Landlord may, at its option and without notice to Tenant,  enter the Leased Premises,  and re-let the same,  or any  part  thereof,  as it may see fit,  without  thereby  voiding  or terminating  this Lease,  and,  for the purpose of such  reletting,  Landlord is authorized to make any repairs,  changes,  alterations or additions in or to the
Leased  Premises,  as may, in the sole  discretion of Landlord,  be necessary or desirable for the purpose of such re-letting,  and if a sufficient sum shall not be realized from such  re-letting  each month to equal the monthly  rental under the provisions of this Lease, then Tenant agrees to pay such deficiency.

     23.  Indemnification.  Tenant shall indemnify Landlord and save it harmless from and against any and all claims, actions, damages,  liability and expense in connection with loss of life, personal injury or damage to property occurring in or about, or arising out of or from the Leased  Premises and adjacent  sidewalks and loading areas,  or the occupancy or use of the Leased  Premises by Tenant or its  sub-tenants,  or  occasioned  who11y or in part by any act or  omission  of
Tenant, its agents, licensees, business invitees, concessionaires,  contractors, customers, employees or sub-tenants.

     In case Landlord  shall be made a party to any  litigation  commenced by or against  Tenant,  its agents,  licensees,  business  invitees,  concessionaires, contractors,  customers, employees or sub-tenants, Tenant shall protect and hold
Landlord  harmless and shall pay all costs,  expenses and reasonable  attorneys'
fees incurred or paid by Landlord in connection with such litigation.

     24.  Attorneys'  Fees. In the event either party shall find it necessary to obtain  the  services  of an  attorney  to  enforce  any  of the  covenants  and
conditions  of  this  Lease,   the   prevailing   party  shall  be  entitled  to
reimbursement for all costs and expenses,  including reasonable attorneys' fees, whether or not litigation is commenced.

     25.  Trade  Fixtures.  Trade  fixtures  installed  by Tenant in the  Leased
Premises  shall  remain the  property  of the Tenant and shall be removed at any time by it on or  before  the  termination  of this  Lease  by  lapse of time or otherwise.  Any damage caused to the Leased  Premises that is the result of such removal shall be repaired by Tenant at its expense.  Any such trade fixtures not removed at or prior to the  termination  shall  become the property of Landlord.
Lighting fixtures, whether or not installed by Tenant, shall not be removable at the expiration or earlier  termination of this lease,  and shall become the sole property of Landlord.

     26.  Landlord's  Access.  Landlord  and  its  agents,  employees  or  other representatives  may enter the  Leased  Premises  at any  reasonable  time after reasonable  notice for the  purpose of (a)  inspecting  the Leased  Premises  to ascertain  Tenant's  compliance with the terms and conditions of this Lease, (b)
in order  to make  repairs,  additions  or  alterations  as the  Landlord  deeds necessary,  (c) to post notices of non-responsibility under mechanics' lien law,
(d) to exhibit the Leased Premises for sale, lease or mortgage financing, or (e)
for any other reasonable purposes.

     27.  Notices.  Any notices  required or  permitted to be given or served by either  party to the other  shall be  deemed  to have been duly  given or served there if in writing and forwarded by certified  mail,  postage  prepaid,  return receipt  requested,  to the respective  addresses set forth below.  Such notices shall be deemed given upon mailing of sale.

      Tenant:

                  Snow King Resort Center, Inc.
                  P.O. Box SKI
                  Jackson, Wyoming 83001

      Landlord:

                  Town of Jackson
                  P.O. Box 1687
                  Jackson, Wyoming 83001

     28. Amendment Or Modification.  Tenant  acknowledges and agrees that it has not relied upon any  statement,  representation,  agreement or warranty,  except such as are expressly  stated herein,  and that no amendment or  modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

     29. Memorandum Of Lease. The parties may execute a shortform  memorandum of this Lease in recordable form,  which may, at either parties' option,  be placed of record in the Teton County real estate records.

     30. No  Partnership.  No  partnership  or joint  venture is created by this
Lease.  The Landlord and Tenant  shall be construed to be that  relationship  of landlord and tenant only.

     31. Miscellaneous. Time is of the essence.

     No waiver of any breach of one or more of the  conditions  or  covenants in this Lease by Landlord  shall be deemed to imply or  constitute  a waiver of any succeeding pr other breach hereunder.

     This Lease and its provisions shall be construed and enforced in accordance with and pursuant to governing Wyoming law.

     The headings used in this Lease are for convenience  only and are not to be used in its construction.

     Whenever  used,  the  singular  shall  include the  plural,  the plural the singular and the use of any gender shall include all genders.

     If there is more than one person  comprising  the  Tenant,  the  covenants, agreements,  undertakings  and  obligations  hereunder  shall be the  joint  and several obligations of all such persons.

     This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original.

     IN WITNESS  WHEREOF,  the  parties  hereto have  executed  this Lease to be effective as of the day and year first above written.

                                          LANDLORD:

                                          TOWN OF JACKSON, a Municipal
                                          Corporation

                                          By: /s/ Jeff L. Crabtree
                                              Mayor

ATTEST:

By:   /s/ Town Clerk
      Town Clerk

                                          TENANT:

                                          SNOW KING RESORT CENTER, a
                                          Wyoming corporation

                                          By:  /s/ Manuel B. Lopez
                                               President

ATTEST:

By:   /s/ Secretary
      Secretary

                                          S K LAND LIMITED LIABILITY
                                          COMPANY

                                          By:  /s/ Manuel B. Lopez
                                               Managing Partner

ATTEST:

By:   /s/ Secretary
      Secretary

                                          SNOW KING RESORT, INC.

                                          By:  /s/ Manuel B. Lopez
                                               President
ATTEST:

By:   /s/ Secretary
      Secretary